Exhibit 10.5.1

PIER 1 IMPORTS, INC.

MANAGEMENT RESTRICTED STOCK PLAN

AMENDED AND RESTATED AS OF JUNE 30, 2005

     1. Purpose. The purpose of the Pier 1 Imports, Inc. Management Restricted Stock Plan (the “Plan”) is to further the growth and profitability of the Company by offering incentives to those key management personnel, who have the capacity for contributing in substantial measure toward the growth and profitability of the Company and to attract and retain such key employees.

     2. Definitions. For purposes of the Plan the following terms shall have the indicated meanings unless otherwise expressly provided or unless the context otherwise requires:

     “Award” means an award of Restricted Stock pursuant to the provisions of the Plan.

     “Board” means the Board of Directors of the Company.

“Committee” means Compensation Committee of the Board or the Committee appointed by the Board to administer the Plan in accordance with Section 3 hereof.

     “Company” means Pier 1 Imports, Inc., a Delaware corporation.

     “Employee” means any individual employed by the Company or any Subsidiary.

     “Grantee” means an Employee to whom an Award has been granted hereunder.

     “Permanent Disability” means permanent and total disability of the Grantee, as determined by the Committee in accordance with uniform and non discriminatory standards adopted by the Committee.

     “Restricted Stock” means the Shares awarded upon the terms and conditions and subject to the restrictions set forth in Section 6.

     “Restricted Stock Agreement” means the agreement pursuant to which Restricted Stock is issued in accordance with Section 6.

     “Retirement” means, in the case of an Employee, a Termination of Employment by reason of the Employee’s retirement at or after his or her normal retirement date under the Company’s retirement plan.

     “Early Retirement” means, in the case of an Employee, a Termination of Employment, after completing 15 years of service with the Company or any Subsidiary and attaining age 55.

     “Shares” means shares of Common Stock, par value $1.00 per share, of the Company.

     “Subsidiary” means any corporation or business trust the majority of the outstanding voting stock of which is owned, directly or indirectly, by the Company.

     “Termination of Employment” means the time when the employee-employer relationship between the Employee and the Company and its Subsidiaries is terminated for any reason, including, but not limited to, a termination by resignation, discharge, death, Permanent Disability, Retirement, Early Retirement or the disaffiliation of a Subsidiary, but excluding any such termination where there is a immediate reemployment by either the Company or one of its Subsidiaries.

     3. Administration of the Plan. The Plan shall be administered by the Committee, which shall consist of not fewer than two members of the Board, who shall be appointed by and serve at the pleasure of the Board. Each member of the Committee shall be a non-employee director of the Company as that term is defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or any successor provision.

     Subject to the provisions of the Plan, the Committee shall have exclusive power to select the Employees who are to participate in the Plan, to determine the number of Shares to be subject to any Award and the time or times at which Awards will be granted, to provide additional limitations in any Awards that are not specifically set forth in the

Plan, and to establish other terms and conditions of each Award. The Committee shall also have the power to modify or amend the terms of any or all outstanding Awards in any respect subject to the terms of the Plan, provided that no such amendment may adversely affect the terms of a Grantee’s Award without the Grantee’s written consent. The Committee shall have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all other determinations necessary or advisable in the administration of the Plan, all of which determinations shall be final and binding upon all persons having an interest in the Plan. No member of the Committee shall be personally liable for any action, determination, or interpretation taken or made with respect to the Plan, unless such action, determination, or interpretation constitutes criminal misconduct, gross negligence or demonstrates bad faith, and all members of the Committee shall be fully protected by the Company with respect to any such action, determination or interpretation.

     4. Plan Limitations; Stock Subject to the Plan. The maximum number of shares of Restricted Stock that may be issued or transferred under the Plan shall be 250,000 shares of Restricted Stock, subject to adjustment pursuant to the provisions of Section 10. Any shares of Restricted Stock that have been awarded under the Plan but later are forfeited or otherwise revert to the Company pursuant to the provisions of an Award may again be issued as Awards under the Plan.

     5. Eligibility for Participation. The Committee shall from time to time in its absolute discretion select from among the Employees those persons who, in the opinion of the Committee are in a position to contribute materially to the growth and success of the Company.

     6. Restricted Stock Awards.

     (a) Grant of Award. The Committee may, from time to time, grant Awards to eligible Employees Each Award shall be evidenced by a Restricted Stock Agreement between the Company and the Grantee, which Agreement shall contain terms prescribed by the Plan and such other terms and conditions as the Committee may deem necessary or advisable. The purchase price of Restricted Stock awarded under the Plan shall not exceed such amount as may be required for the issuance of such shares under the jurisdiction of incorporation of the Company. To the extent permissible by law, the award of Restricted Stock shall be made in consideration of the services of the Grantee.

     (b) Restrictions. Restricted Stock shall be subject to the following restrictions:

     (i) no Restricted Stock may be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of during such time as such Restricted Stock is subject to the restrictions provided in this Section 6;

     (ii) The restrictions with respect to the Restricted Stock shall lapse in accordance with the provisions established by the Committee and set forth in each Grantee’s Restricted Stock Agreement.

     (iii) Each certificate issued with respect to Restricted Stock shall be registered in the name of the Grantee and deposited, together with a stock power duly executed in blank by the Grantee, with the Company or, if the Committee so specifies, with a third party custodian or trustee, and shall bear the following, or a similar, legend:

“The transferability of this certificate and the shares of Common Stock represented hereby are subject to the terms, conditions and restrictions (including forfeiture) contained in the Management Restricted Stock Plan of Pier 1 Imports, Inc. and the Restricted Stock Agreement entered into between the registered owner and Pier 1 Imports, Inc. A copy of such Plan and Agreement is on file in the offices of Pier 1 Imports, Inc., , 100 Pier 1 Place, Fort Worth, Texas 76102.”

     (c) At the expiration of the restrictions provided herein and in the Restricted Stock Agreement, the Company will cause a new certificate to be delivered to the Grantee (or in the case of his death to his or her legal representative, beneficiary or heir), free of any legend provided herein for such number of Shares as to which such restrictions shall have lapsed; provided, however, that the Company shall not be required to issue fractional Shares.

     (d) During the applicable period of restriction as to any Restricted Stock, a Grantee shall be the record owner thereof and shall be entitled to vote such Shares and receive all dividends and other distributions paid with respect to such Shares; provided that if any such dividend or distribution is paid in Shares the Shares so received shall be subject to the same restrictions as the Restricted Stock with respect to which such dividend or distribution was paid. The Committee may provide in the agreement such other restrictions terms or conditions with respect to the treatment and holding of any shares, cash or other property that may be received as consideration or in exchange for Restricted Stock.

     (e) The Committee may accelerate the time at which the restrictions will lapse or remove any restrictions whenever it may decide in its absolute discretion that such action is in the best interests of the Company and not adverse to the interests of the Grantee or his heirs or beneficiaries.

     (f) Upon Termination of Employment of the Grantee with the Company or any Subsidiary of the Company (or the successor of any such company) for any reason, all Restricted Stock as to which the restrictions thereon shall not have lapsed shall be immediately forfeited to the Company.

     7. Effective Date of the Plan; Shareholder Approval. The Plan shall become effective upon the approval of the Plan, within 12 months of adoption by the Board, by the holders of a majority of the Shares present or represented by proxy and entitled to vote at a duly held meeting of the shareholders of the Company.

     8. Amendment of the Plan. The Board may at any time and from time to time modify or amend the Plan in any respect; provided, that without approval of the shareholders of the Company the Board may not increase the maximum number of shares of Restricted Stock that may be awarded under the Plan (other than increases due to adjustments in accordance with Section 10), materially modify the requirements as to eligibility for participation in the Plan, or otherwise materially increase the benefits accruing to participants under the Plan. Any modification or amendment to the Plan shall not, without the written consent of any Grantee, adversely affect the Grantee’s rights under an Award granted prior to such modification or amendment.

     9. Termination of the Plan. The Plan shall terminate upon the granting of Awards equaling the maximum number of Shares of Stock that may be awarded under the Plan or upon a vote by the Board to terminate the Plan, and thereafter the function of the Committee will be limited to the administration of Restricted Stock Agreements. Each Award shall remain in effect until the restrictions on the Restricted Stock have lapsed or the Restricted Stock shall revert to the Company in accordance with the terms hereof. No termination of the Plan shall, without the written consent of the Grantee, adversely affect the rights or obligations under Awards previously granted.

     10. Dilution and Other Adjustments. In the event of any change in the number of outstanding Shares by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares, or other similar corporate change, the Committee shall make such adjustments, if any, as in its sole discretion it deems equitable in the aggregate number or kind of Restricted Stock or other stock or securities which may be awarded pursuant to the Plan, and in the terms and restrictions of each outstanding Award affected thereby. Such adjustments shall be conclusive and binding upon all parties concerned.

     11. Tax Withholding. The Company shall deduct from each Grantee’s salary or wages, or, at the option of the Grantee, the Grantee shall pay to the Company, the amount of any tax required by any governmental authority to be withheld on account of an Award or the lapse of restrictions on Restricted Stock. The Committee may, in its sole discretion, permit a Grantee the right to satisfy, in whole or in part, any tax withholding requirement resulting from the lapse of restrictions by electing to require the Company to purchase that number of unrestricted Shares designated by the Grantee at a price equal to the closing price for Shares, as reported for consolidated transactions on the New York Stock Exchange, on the date of lapse of restrictions, or if not traded on such day on the next preceding day on which trading occurred. The Company shall not be required to deliver a certificate for any Shares as to which restrictions shall have lapsed until all such taxes shall have been paid by the Grantee or the person entitled thereto. The Company shall have the right, but not the obligation, to sell or withhold such number of Shares distributable to the person entitled to such distribution as will provide assets for payment of any tax so required to be paid by the Company for such person unless, prior to such sale or withholding, such person shall have paid to the Company the amount of such tax. Any balance of the proceeds of such a sale remaining after the payment of such taxes shall be paid over to such person. In making any such sale, the Company shall be deemed to be acting on behalf and for the account of such person.

     12. Applicable Laws and Regulations. The Company’s obligation to issue or deliver any Shares pursuant to an Award shall be subject to such compliance as the Committee in its sole discretion deems necessary or advisable with respect to the listing of such Shares upon any securities exchange, the registration or qualification of such Shares under any federal or state law or the rulings or regulations of any governmental regulatory body, or the obtaining of any approval or consent from any federal state or other governmental agency.

     13. Employment Rights. Nothing in the Plan or in any Restricted Stock Agreement shall confer upon any Grantee the right to continue in the employ of the Company or its Subsidiaries or shall interfere with or restrict in any way the rights of the Grantee’s employer to discharge the Grantee at any time for any reason whatsoever, with or without cause.

Executed effective June 30, 2005

Pier 1 Imports, Inc. A Delaware corporation

By:

Gregory S. Humenesky Executive V.P. – Human Resources

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